Exhibit 10.3

Execution Version

COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

dated as of

July 2, 2012

Among

ZAYO GROUP, LLC,

ZAYO CAPITAL, INC.

and

the other Grantors referred to herein,

as Grantors,

MORGAN STANLEY SENIOR FUNDING, INC.,

as Administrative Agent for the Term Loan Facility under the Credit Agreement,

SUNTRUST BANK,

as Administrative Agent for the Revolving Loan Facility under the Credit Agreement,

SUNTRUST BANK,

as Joint Collateral Agent,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Initial Notes Authorized Representative.

i

ii

Schedule I	—	Payment Instructions

Exhibit A	—	Form of Joinder Agreement

iii

This COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, this “Agreement”), dated as of July 2, 2012, is made by and among ZAYO GROUP, LLC and ZAYO CAPITAL, INC. (the “Companies”, and each a “Company”), the other Grantors listed on the signature pages hereof, SUNTRUST BANK (“SunTrust”), as joint collateral agent (in such capacity, and together with any successor joint collateral agent appointed pursuant to Article VI hereof, the “Joint Collateral Agent”), SunTrust, as Administrative Agent for the revolving loan facility under the Credit Agreement (as defined below) (in such capacity, and together with any successor appointed pursuant to the Credit Agreement, the “Revolving Facility Administrative Agent”), Morgan Stanley Senior Funding, Inc., as Administrative Agent for the term loan facility under the Credit Agreement (in such capacity, and together with any successor appointed pursuant to the Credit Agreement, the “Term Facility Administrative Agent”), and The Bank of New York Mellon Trust Company, N.A., as trustee for the holders of the Senior Secured Notes (as defined below) under the Indenture (as defined below) (the “Initial Notes Authorized Representative”). Certain capitalized terms used herein are defined in Article I of this Agreement.

PRELIMINARY STATEMENTS:

1. Contemporaneously herewith, the Companies, as borrowers, and the other Grantors, as guarantors, will enter into a Credit Agreement (as amended and, in whole or in part, replaced or otherwise modified from time to time, the “Credit Agreement”), by and among Zayo Group, LLC, a Delaware limited liability company (the “Administrative Borrower”), Zayo Capital, Inc., a Delaware corporation (“Zayo Capital”; and together with the Administrative Borrower, each, individually a “Borrower” and, collectively, the “Borrowers”), the Persons party thereto from time to time as Guarantors (the “Guarantors”), the financial institutions party thereto from time to time as lenders (the “Lenders”), the Term Facility Administrative Agent, the Revolving Facility Administrative Agent, SunTrust Bank, as the Issuing Bank, SunTrust Bank, as the Collateral Agent, and the other persons party thereto.

2. Zayo Escrow Corporation (“Escrow Corp”) is party to that certain Indenture, dated as of June 28, 2012, by and between Escrow Corp and the Initial Notes Authorized Representative, as trustee (the “Base Indenture”), pursuant to which Escrow Corp issued its 8.125% Senior Secured First-Priority Notes due 2020 (the “Senior Secured Notes”).

3. Contemporaneously herewith, pursuant to a First Supplemental Indenture, dated as of July 2, 2012 (the “First Supplemental Indenture”, together with the Base Indenture, and as supplemented or amended from time to time, the “Initial Notes Agreement”), the Companies shall assume Escrow Corp’s obligations under the Initial Notes Agreement and the Senior Secured Notes, and the other Grantors shall guarantee such obligations under the Initial Notes Agreement and the Senior Secured Notes. The obligations of the Grantors under the Senior Secured Notes will be secured on a pari passu basis with the obligations of the Grantors under the Credit Agreement.

4. In order to satisfy certain conditions under the Secured Credit Documents, the Grantors have granted, or agreed to grant, Liens in and to the Collateral to secure the Loan and Notes Obligations.

5. The Loan and Notes Security Documents are intended to secure the Loan and Notes Obligations and the Joint Collateral Agent has agreed to undertake the rights, powers, duties and responsibilities set forth in this Agreement and the Loan and Notes Security Documents in order to effect such purpose.

NOW, THEREFORE, in consideration of the premises, each party hereto hereby agrees with the Joint Collateral Agent for their benefit and for the benefit of the Loan and Notes Secured Parties as follows:

ARTICLE I

Definitions

SECTION 1.01 Construction; Certain Defined Terms.

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the Subsidiaries of such Person unless express reference is made to such Subsidiaries, (iii) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b) It is the intention of the Loan and Notes Secured Parties of each Series that the holders of Loan and Notes Obligations of such Series (and not the Loan and Notes Secured Parties of any other Series) bear the risk of any determination by a court of competent jurisdiction that (x) any of the Loan and Notes Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Loan and Notes Obligations), (y) any of the Loan and Notes Obligations of such Series do not have an enforceable security interest in any of the Collateral and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Loan and Notes Obligations) on a basis ranking prior to the security interest of such Series of Loan and Notes Obligations but junior to the security interest of any other Series of Loan and Notes Obligations (any such condition referred to in the foregoing with respect to any Series of Loan and Notes Obligations, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of Loan and Notes Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Loan and Notes Obligations, and the rights of the holders of such Series of Loan and Notes Obligations (including, without limitation, the right to receive distributions in respect of such Series of Loan and Notes Obligations pursuant to Section 4.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Loan and Notes Obligations subject to such Impairment. Additionally, in the event the Loan and Notes Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Loan and Notes Obligations or the Secured Credit Documents governing such Loan and Notes Obligations shall refer to such obligations or such documents as so modified.

(c) As used in this Agreement, the following terms have the meanings specified below:

“Additional Loan and Notes Agreement” shall mean any loan agreement, credit agreement, indenture or other agreement entered into by the Administrative Company after the date of this Agreement, if any, pursuant to which the Administrative Company or any of its Subsidiaries will incur Additional Loan and Notes Obligations (and which have been designated as an Additional Loan and Notes Agreement in accordance with Section 7.17).

“Additional Loan and Notes Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, the Administrative Company or any of its Subsidiaries, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Administrative Company or any of its Subsidiaries or any Affiliate thereof of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, in each case that has been designated as Additional Loan and Notes Obligations pursuant to and in accordance with Section 7.17.

“Additional Loan and Notes Secured Parties” means the holders of any Additional Loan and Notes Obligations and any Authorized Representative with respect thereto.

“Administrative Company” shall have the meaning assigned to such term in Section 7.18.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning specified in the recital of parties to this Agreement.

“Applicable Authorized Representative” means (i) until the occurrence of the Non-Controlling Authorized Representative Enforcement Date (if any), the Controlling Authorized Representative and (ii) from and after the occurrence of the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Authorized Officer” means the chief executive officer, president, chief financial officer, chief accounting officer, treasurer or assistant treasurer of a Person or any other officer designated as an “Authorized Officer” by the Board of Directors (or equivalent governing body) of such Person.

“Authorized Representative” means (i) in the case of any Loan Obligations or the Credit Agreement Secured Parties, the Term Facility Administrative Agent, (ii) in the case of the Initial Notes Obligations or the Initial Notes Secured Parties, the Initial Notes Authorized Representative, and (iii) in the case of any Series of Additional Loan and Notes Obligations or Additional Loan and Notes Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Debtor Relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by Law or regulation to close in New York, New York or Atlanta, Georgia.

“Cash Equivalents” means:

(a) United States dollars;

(b) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 365 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(c) commercial paper and variable or fixed rate notes issued or guaranteed by banks of the type described in the succeeding clause (d) (or by the parent company thereof), or by domestic corporations, each of which domestic corporations shall have a consolidated net worth of at least $500,000,000 and conduct substantially all of its business in the United States, which commercial paper will mature within 180 days from the date of the original issue thereof and is rated “P-1” or better by Moody’s or “A-1” or better by S&P;

(d) certificates of deposit and time deposits maturing within 365 days of the date of purchase and issued by (i) any Lender, (ii) any US national or state bank having capital and surplus totaling more than $500,000,000, or (iii) any bank whose short-term commercial paper is rated “P-1” or better by Moody’s or “A-1” or better by S&P; and

(e) investments, classified in accordance with GAAP (as defined in the Credit Agreement) as current assets, in money market investment programs registered under the Investment Company Act of 1940, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to investments of the character described in the foregoing clauses (a) through (d).

“Cause”, in the context of the removal of the Joint Collateral Agent “for Cause” under Section 6.08(a) hereof, means the gross negligence or willful misconduct of the Joint Collateral Agent in the performance of its duties hereunder, or an intentional and material breach of the terms of this Agreement by the Joint Collateral Agent.

“Collateral” means all assets and properties subject to Liens created pursuant to any Loan and Notes Security Document to secure the Loan and Notes Obligations.

“Company” and “Companies” have the meanings specified in the recital of parties to this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlling Authorized Representative” means the Authorized Representative of the Series of Loan and Notes Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Loan and Notes Obligations.

“Controlling Secured Parties” means the Series of Loan and Notes Secured Parties whose Authorized Representative is the Controlling Authorized Representative.

“Credit Agreement” has the meaning specified in the Preliminary Statements to this Agreement.

“Credit Agreement Administrative Agent” or “Credit Agreement Administrative Agents” means, the Term Facility Administrative Agent and/or the Revolving Facility Administrative Agent, as the context may require.

“Credit Agreement Secured Parties” means the Revolving Facility Administrative Agent, the Term Facility Administrative Agent, and the Lenders and other holders of Loan Obligations.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Discharge” means, with respect to any Series of Loan and Notes Obligations, the date on which such Series of Loan and Notes Obligations has been paid in full (and, with respect to the Credit Agreement, all commitments of the Lenders thereunder have been terminated) and the Authorized Representative for such Series delivers notice to the Joint Collateral Agent so stating. The term “Discharged” shall have a corresponding meaning.

“Distribution Date” means the date of any distribution made by the Joint Collateral Agent from the Loan and Notes Collateral Account pursuant to Section 4.01(a).

“Event of Default” means an “Event of Default” under and as defined in the Credit Agreement, the Initial Notes Agreement or any Additional Loan and Notes Agreement.

“Event of Default Notice” means a written notice delivered in connection with an Event of Default in accordance with Section 3.01.

“Government Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“Grantors” means, collectively, Zayo Group Holdings, Inc., each Company, and each Subsidiary of each Company that has granted or hereafter grants a Lien on any of its assets pursuant to any Loan and Notes Security Documents to secure the Loan and Notes Obligations.

“Impairment” shall have the meaning assigned to such term in Section 1.01(b).

“Initial Notes Authorized Representative” has the meaning specified in the recital of parties to this Agreement.

“Initial Notes Agreement” has the meaning specified in the Preliminary Statements to this Agreement.

“Initial Notes Obligations” means the “Notes Obligations” as defined in the Initial Notes Agreement and shall include all advances to, and debts, liabilities, obligations, covenants and duties of, the Companies or any of their respective Subsidiaries arising under the Senior Secured Notes, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Company or any of its Subsidiaries or any Affiliate thereof of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Initial Notes Secured Parties” means the holders of any Initial Notes Obligations and the Initial Notes Authorized Representative.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under Debtor Relief Laws with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Intervening Creditor” shall have the meaning assigned to such term in Section 4.01(a).

“Joinder Agreement” means an agreement in form and substance substantially similar to Exhibit A hereto, pursuant to which an additional Series of Additional Loan and Notes Obligations become a party hereto in accordance with Section 7.17 hereof.

“Joint Collateral Agent” has the meaning specified in the recital of parties to this Agreement.

“ Joint Collateral Agent’s Fees” means the fees and other amounts payable to the Joint Collateral Agent pursuant to Sections 5.03, 5.04 and 5.05 and amounts claimed and unpaid pursuant to Section 5.06.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Government Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Government Authority, in each case whether or not having the force of law.

“Lenders” has the meaning specified in the Preliminary Statements to this Agreement.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Loan and Notes Collateral Account” means all accounts (and all sub-accounts thereof, if any) maintained by the Joint Collateral Agent for the purposes of this Agreement and that is subject to the exclusive direction, domain, and control of the Joint Collateral Agent in accordance with Section 2.01(a).

“Loan and Notes Obligations” means, collectively, (i) the Loan Obligations, (ii) the Initial Notes Obligations, and (iii) each Series of Additional Loan and Notes Obligations.

“Loan and Notes Secured Parties” means (i) the Joint Collateral Agent, (ii) the Credit Agreement Secured Parties, (iii) the Initial Notes Secured Parties, and (iv) the Additional Loan and Notes Secured Parties with respect to each Series of Additional Loan and Notes Obligations.

“Loan and Notes Security Documents” means each security agreement, pledge agreement, deed of trust, mortgage and other agreement entered into in favor of the Joint Collateral Agent for purposes of securing the Loan and Notes Obligations and each UCC financing statement and other document or instrument delivered to create, perfect or continue the Liens thereby created.

“Loan Obligations” means the “Obligations” as defined in the Credit Agreement and shall include (a) all payment and performance obligations as existing from time to time of the Borrower Parties (as defined in the Credit Agreement), the Credit Agreement Secured Parties, the Lenders under the Credit Agreement and the other “Loan Documents” (as defined in the Credit Agreement) (including all letter of credit obligations and including any interest, fees and expenses that, but for the provisions of the Bankruptcy Code, would have accrued), or as a result of making the Loans or issuing the Letters of Credit (each as defined in the Credit Agreement) and (b) any debts, liabilities and obligations as existing from time to time of any of the Borrower Parties (as defined in the Credit Agreement) to any Lender (or an affiliate of any Lender) arising from or in connection with any Bank Products (as defined in the Credit Agreement) and, if such Lender ceases to be a Lender, any debts, liabilities and obligations as existing from time to time of any Borrower Party (as defined in the Credit Agreement) to such Lender (or an affiliate of such Lender) arising from or in connection with any Bank Products Documents (as defined in the Credit Agreement) entered into at a time when such Lender was a Lender.

“Major Non-Controlling Authorized Representative” means the Non-Controlling Authorized Representative of the Series of Loan and Notes Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Loan and Notes Obligations (other than the Series of Loan and Notes Obligations of the Controlling Secured Party).

“Moody’s” means Moody’s Investor Service, Inc., or any successor thereto.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means any Authorized Representative that is not the Applicable Authorized Representative.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 90 days (throughout which 90 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in (x) the Credit Agreement (if the Term Facility Administrative Agents is the Major Non-Controlling Authorized Representative), (y) the Initial Notes Agreement (if the Initial Notes Authorized Representative is the Major Non-Controlling Authorized Representative), or (z) the Additional Loan and Notes Agreement under which such Non-Controlling Authorized Representative (other than the Term Facility Administrative Agent or the Initial Notes Authorized Representative) is the Authorized Representative), and (ii) the Joint Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (A) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in (x) the Credit Agreement (if the Term Facility Administrative Agent is the Major Non-Controlling Authorized Representative), (y) the Initial Notes Agreement (if the Initial Notes Authorized Representative is the Major Non-Controlling Authorized Representative), or (z) the Additional Loan and Notes Agreement under which such Non-Controlling Authorized Representative (other than the Term Facility Administrative Agent or the Initial Notes Authorized Representative) is the Authorized Representative) has occurred and is continuing and (B) the Loan and Notes Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the Credit Agreement, the Initial Notes Agreement or the applicable Additional Loan and Notes Agreement, as applicable; provided that the 90-day period referenced above in this definition shall be stayed and the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Collateral if (1) at any time the Joint Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Collateral or (2) at any time the Grantor which has granted a security interest in such Collateral is then a debtor under or with respect to any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means the Loan and Notes Secured Parties that are not Controlling Secured Parties.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Government Authority or other entity.

“Possessory Collateral” means any Collateral in the possession of the Joint Collateral Agent or any Authorized Representative (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Joint Collateral Agent or any Authorized Representative (or its agent or bailees) under the terms of the Loan and Notes Security Documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

“Proceeds” shall have the meaning assigned to such term in Section 4.01 hereof.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Revolving Facility Administrative Agent” shall have the meaning assigned to such term in the recital of parties to this Agreement.

“Revolving Loan Facility” shall have the meaning assigned to such term in the Credit Agreement.

“S&P” means Standard & Poor’s Financial Services LLC, a wholly-owned subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Secured Credit Document” means (i) the Credit Agreement and the “Loan Documents” (as defined in the Credit Agreement) and any other agreement pursuant to which any Company and any of its Subsidiaries will or may incur Loan Obligations, (ii) the Initial Notes Agreement and the Senior Secured Notes, and (iii) each Additional Loan and Notes Agreement.

“Senior Secured Notes” has the meaning specified in the Preliminary Statements to this Agreement.

“Series” means (a) with respect to the Loan and Notes Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Notes Secured Parties (in their capacities as such) and (iii) any Additional Loan and Notes Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional Loan and Notes Secured Parties); and (b) with respect to any Loan and Notes Obligations, each of (i) the Loan Obligations, (ii) the Initial Notes Obligations, and (iii) the Additional Loan and Notes Obligations incurred pursuant to any Additional Loan and Notes Agreement, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional Loan and Notes Obligations).

“Shared Secured Agreements” means, collectively, the Secured Credit Documents and the Loan and Notes Security Documents.

“Statement of Amount” has the meaning specified in Section 5.02 of this Agreement.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of any Company.

“Term Facility Administrative Agent” shall have the meaning assigned to such term in the recital of parties to this Agreement.

“Term Loan Facility” shall have the meaning assigned to such term in the Credit Agreement.

ARTICLE II

Loan and Notes Collateral Account

SECTION 2.01 Loan and Notes Collateral Account.

(a) Until the date that the Joint Collateral Agent releases all of the Collateral, an interest bearing Loan and Notes Collateral Account shall be maintained by the Joint Collateral Agent, on behalf of the Authorized Representatives, for the benefit of the Loan and Notes Secured Parties, in accordance with the terms of this Agreement. The Loan and Notes Collateral Account shall be, at all times, under the sole dominion and control of the Joint Collateral Agent. All moneys that are received by the Joint Collateral Agent, upon the occurrence and during the continuance of an Event of Default shall be deposited in the Loan and Notes Collateral Account and, thereafter, shall be held and applied by the Joint Collateral Agent all in accordance with the terms of this Agreement and the Loan and Notes Security Documents.

(b) The Joint Collateral Agent shall, from time to time (i) invest amounts on deposit in the Loan and Notes Collateral Account in Cash Equivalents, and (ii) invest interest paid on such Cash Equivalents, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in additional Cash Equivalents. In each case the selection of the Cash Equivalents in which to invest funds held in the Notes Collateral Account shall be at the discretion of the Administrative Company, and shall be selected from among the Cash Equivalents which the Joint Collateral Agent customarily offers as investments for funds that it holds in custodial or collateral accounts, in consultation with the Joint Collateral Agent. Interest and proceeds that are not invested or reinvested in Cash Equivalents as provided in the immediately preceding sentence shall be deposited and held in the Loan and Notes Collateral Account. Notwithstanding the foregoing, the Joint Collateral Agent shall, to the extent possible, invest in Cash Equivalents that shall mature or become liquid on or prior to each Distribution Date. All Cash Equivalents in respect of the Loan and Notes Collateral Account and all interest and income received thereon and therefrom and the net proceeds realized on the maturity or sale thereof shall be held in the Loan and Notes Collateral Account as part of the Collateral pursuant to the terms hereof.

(c) The Loan and Notes Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or regulatory authority, as are in effect from time to time.

(d) If, at any time, there shall be no Event of Default then continuing, the Joint Collateral Agent shall disburse to the Administrative Company any and all cash, property or other assets held in the Loan and Notes Collateral Account (less any amounts due and owing to the Joint Collateral Agent under Section 5.03 hereof, and to each Authorized Representative under the applicable Secured Credit Document, in each case to the extent that such amount has been invoiced to the Administrative Company at least two Business Days prior to disbursement), if any, within three Business Days of receipt by the Joint Collateral Agent and by each Authorized Representative of written notice from the Administrative Company certifying that (i) no Event of Default exists and is continuing, and (ii) it is entitled to receive such disbursement in compliance with this Agreement.

ARTICLE III

Collateral Agency Agreement Defaults; Remedies

SECTION 3.01 Event of Default Notice.

(a) Upon the occurrence of, and at any time during, the continuation of an Event of Default, if the Authorized Representative of the Secured Credit Documents under which such Event of Default has occurred desires that the Joint Collateral Agent take action, then such Authorized Representative shall give a written notice to the Applicable Authorized Representative, the Joint Collateral Agent, and each other Authorized Representative (with a copy to the Administrative Company), which notice shall note the occurrence of, and state the nature of, such Event of Default, and shall also contain a non-binding recommendation as to the action that such notifying Authorized Representative desires the Applicable Authorized Representative to instruct the Joint Collateral Agent to take with respect to the Collateral and the Loan and Notes Security Documents (including with respect to the institution of any remedies provided by law, this Agreement, or any Loan and Notes Security Documents). In the event that the Authorized Representative of the Secured Credit Documents under which such Event of Default has occurred is also the Applicable Authorized Representative at such time, then such Authorized Representative may give a written notice to the Joint Collateral Agent and the other Authorized Representatives (with a copy to the Administrative Company), which notice shall note the occurrence of, and state the nature of, such Event of Default (provided, however, in no event shall the Applicable Authorized Representative be required, or incur any liability for failing to issue a notice under this Section 3.01(a) unless it has been instructed, in writing, to issue such notice by the holders of the Series of Loan and Notes Obligations for which it is the Authorized Representative, in accordance with the terms and provisions of the applicable Secured Debt Documents).

(b) Upon its receipt of a notice of the occurrence of an Event of Default from an Authorized Representative, as described in clause (a) above (or, if the Applicable Authorized Representative is also the Authorized Representative of the Secured Credit Documents under which an Event of Default has occurred, following its giving of notice, as described in clause (a) above), the Applicable Authorized Representative shall have the exclusive right, following its receipt of written directions from the holders of the Series of Loan and Notes Obligations for which it is the Authorized Representative, to deliver to the Joint Collateral Agent an Event of Default Notice instructing the Joint Collateral Agent as to the actions to be taken by the Joint Collateral Agent with respect to the Collateral and the Loan and Notes Security Documents, including with respect to the institution of any remedies provided by law, this Agreement or any Loan and Notes Security Documents (provided, however, in no event shall the Applicable Authorized Representative be required, or incur any liability for failing to issue an Event of Default Notice unless it has been instructed, in writing, to issue such Event of Default Notice by the holders of the Series of Loan and Notes Obligations for which it is the Authorized Representative in accordance with the terms and provisions of the applicable Secured Debt Documents), and the Joint Collateral Agent shall then forthwith send a copy of such Event of Default Notice to each Authorized Representative (with a copy to the Administrative Company). Subject to Section 3.01(c), the Joint Collateral Agent shall forthwith, upon receiving the Event of Default Notice, undertake the actions set forth in the Event of Default Notice under the Loan and Notes Security Documents. The Joint Collateral Agent shall, subject to Section 3.01(c), follow the directions of the Applicable Authorized Representative with respect to the time, method and place of taking any action requested in an Event of Default Notice. The Joint Collateral Agent shall be entitled to assume conclusively that no Event of Default has occurred and is continuing until it receives a written notice from an Authorized Representative pursuant to clause (a) above. For the avoidance of doubt, the Joint Collateral Agent may rely on, without independent verification, any written certification from any Authorized Representative that from time to time certifies to the Joint Collateral Agent that (i) it is the Applicable Authorized Representative and (ii) it has the exclusive right to deliver an Event of Default Notice.

(c) If the Event of Default which was the basis for the giving of an Event of Default Notice shall cease to exist or be waived in accordance with the terms of the applicable Secured Credit Document, the Authorized Representative of the applicable Secured Credit Document shall promptly notify the Joint Collateral Agent in writing of such cessation or waiver (and the Joint Collateral Agent shall send a copy of such notice to each Authorized Representative), and upon receipt of such written notice (i) such Event of Default Notice shall be deemed withdrawn and (ii) any direction to the Joint Collateral Agent to take any action in connection with such Event of Default Notice shall be deemed immediately rescinded. If in connection solely with such withdrawn Event of Default Notice, the Joint Collateral Agent shall have been directed to take, and shall have commenced taking but shall not have completed, any action, the Joint Collateral Agent shall promptly terminate or rescind any such action which relates to the Event of Default Notice that has been withdrawn.

SECTION 3.02 Direction by the Applicable Authorized Representative. As to any matters not expressly provided for under this Agreement or the Loan and Notes Security Documents, the Joint Collateral Agent shall not be required to exercise any discretion or to take any action under this Agreement or the Loan and Notes Security Documents, or in respect of the Collateral, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) in accordance with the written instructions of the Applicable Authorized Representative or the written instructions of any other Authorized Representative pursuant to Section 4.04(d).

SECTION 3.03 Right to Initiate Judicial Proceedings, Etc.

(a) Notwithstanding any other provision of this Agreement, upon the occurrence of and during the continuance of any Event of Default and the receipt by the Joint Collateral Agent of an Event of Default Notice that has not been withdrawn pursuant to Section 3.01(c) above, the Joint Collateral Agent (i) shall have the right and power to institute and maintain such suits and proceedings as it or the Applicable Authorized Representative may deem appropriate to protect and enforce the rights vested in it by this Agreement and the Loan and Notes Security Documents and (ii) may either, after entry or without entry, proceed by suit or suits at law or in equity to enforce such rights and upon direction of the Applicable Authorized Representative, to foreclose upon the Collateral and to dispose of, collect or otherwise realize upon, all or any portion of the Collateral under the judgment or decree of a court of competent jurisdiction.

(b) Notwithstanding the appointment in judicial proceedings of a receiver, the Joint Collateral Agent shall be entitled to retain possession and control of all cash held by or deposited with it or its agents or co-collateral agents pursuant to any provision of this Agreement or the Loan and Notes Security Documents.

SECTION 3.04 Remedies Not Exclusive.

(a) No remedy conferred upon or reserved to the Joint Collateral Agent herein or in the Loan and Notes Security Documents is intended to be a limitation exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in the Loan and Notes Security Documents now or hereafter existing at law or in equity or by statute.

(b) No delay or omission of the Joint Collateral Agent to exercise any right, remedy or power accruing upon any Event of Default shall impair any such right, remedy or power or shall be construed to be a waiver of any such Event of Default or any acquiescence therein; and every right, power and remedy given by this Agreement or any Loan and Notes Security Document to the Joint Collateral Agent may be exercised from time to time and as often as may be deemed expedient by the Joint Collateral Agent.

(c) In case the Joint Collateral Agent shall have proceeded to enforce any right, remedy or power under this Agreement or any Loan and Notes Security Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Joint Collateral Agent, then and in every such case the Grantors, the Joint Collateral Agent, each Authorized Representative and Loan and Notes Secured Parties shall, subject to any determination in such proceeding, severally be restored to their former positions and rights hereunder and under each such Loan and Notes Security Document with respect to the Collateral, the Loan and Notes Collateral Account and in all other respects, and thereafter all rights, remedies and powers of the Joint Collateral Agent shall continue as though no such proceeding had been taken.

(d) Each Grantor expressly agrees that all rights of action and rights to assert claims upon or under this Agreement and the Loan and Notes Security Documents may be enforced by the Joint Collateral Agent without the possession of any debt instrument or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Joint Collateral Agent may be brought in its name as Joint Collateral Agent and any recovery of judgment shall be held as part of the Collateral.

SECTION 3.05 [Intentionally Omitted].

SECTION 3.06 Limitation on Joint Collateral Agent’s Duties in Respect of Collateral . Beyond the duties set forth in this Agreement or any Loan and Notes Security Documents, the Joint Collateral Agent shall not have any duty to any Authorized Representative, other Loan and Notes Secured Parties, or any other Person as to any Collateral in the Joint Collateral Agent’s possession or control or in the possession or control of any agent or nominee of the Joint Collateral Agent or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that the Joint Collateral Agent shall be liable for its gross negligence, bad faith or its willful misconduct.

SECTION 3.07 Limitation by Law. All rights, remedies and powers provided by this Article III may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provision of law, and all the provisions of this Article III are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part.

SECTION 3.08 Absolute Rights of Loan and Notes Secured Parties and Representatives. Notwithstanding any other provision of this Agreement or any of the Loan and Notes Security Documents, each of the Authorized Representatives and each of the Loan and Notes Secured Parties has an absolute and unconditional right to receive payment of all of the Loan and Notes Obligations owing to such Authorized Representative or such Loan and Notes Secured Party, as the case may be, when the same becomes due and payable and at the time and place and otherwise in the manner set forth in the applicable Shared Secured Agreement, and the right of each such Authorized Representative and each such Loan and Notes Secured Party to institute proceedings for the enforcement of such payment on or after the date such payment becomes due and to assert (to the extent permitted by Section 4.04(d)) its position as a secured creditor in a proceeding under the Bankruptcy Code in which any Grantor is a debtor, and the obligation of such Grantor to pay all of the Loan and Notes Obligations owing to each of the Authorized Representatives and each of the Loan and Notes Secured Parties at the time and place expressed therein, shall not be impaired or affected without the consent of such Authorized Representative or such Loan and Notes Secured Party. In addition, the right of any Loan and Notes Secured Party or any Authorized Representative, on behalf of itself or on behalf of any such Loan and Notes Secured Party, to receive payment from sources other than the Collateral shall not be, and is not hereby, impaired or affected in any manner. Without limiting the generality of the foregoing provisions of this Section 3.08, an Authorized Representative’s and a Loan and Notes Secured Party’s right to receive its ratable share of any amounts maintained in the Loan and Notes Collateral Account, if any, or any proceeds of any of the Collateral, or any part thereof, under the terms of this Agreement and the Loan and Notes Security Documents, shall not be diminished or affected in any way by its right to receive proceeds of any right of setoff, or payment upon a guaranty or from any other source.

SECTION 3.09 Credit Bids. Notwithstanding any direction given by any Controlling Authorized Representative or any other Authorized Representative, (1) no Loan and Notes Secured Party or other Person, other than the Joint Collateral Agent on behalf of the Loan and Notes Secured Parties, shall be entitled to credit bid at foreclosure of any Collateral, and (2) any credit bid by the Joint Collateral Agent shall be subject to the approval of each Authorized Representative.

ARTICLE IV

Application of Proceeds and Other Matters Pertaining to the Collateral

SECTION 4.01 Application of Proceeds.

(a) Anything contained herein to the contrary notwithstanding (but subject to Section 1.01(b) hereof), if an Event of Default has occurred and is continuing, and (x) the Joint Collateral Agent takes action to enforce rights in respect of any Collateral, or any distribution is made in respect of any Collateral in any bankruptcy or other similar proceeding of any Grantor and (y) any Loan and Notes Secured Party receives (i) any payment (pursuant to any intercreditor agreement (other than this Agreement) with respect to any Collateral) or (ii) any proceeds of any sale, collection or other liquidation of any Collateral by the Joint Collateral Agent (pursuant to any such intercreditor agreement with respect to such Collateral) or (iii) proceeds of any distribution in respect of such Collateral (subject, in the case of any such distribution, to the sentence immediately following) (all such payments, proceeds of any sale, collection or other liquidation of any Collateral and distributions being collectively referred to as “Proceeds”), then such Proceeds shall, in the case of any Proceeds received by any Loan and Notes Secured Party, be transferred to the Joint Collateral Agent and the Joint Collateral Agent shall deposit into the Loan and Notes Collateral Account the Proceeds it receives in respect of such Collateral, and the Joint Collateral Agent shall distribute pursuant to the provisions of Section 4.03 all moneys held in the Loan and Notes Collateral Account as follows:

(i)	FIRST, to the payment of all reasonable legal fees and expenses and other reasonable costs or out-of-pocket expenses or other liabilities of any kind incurred by the Joint Collateral Agent, incurred acting on behalf of the Loan and Notes Secured Parties; provided, however, that nothing herein is intended to relieve the Grantors of their duties to pay such costs, fees, expenses and liabilities otherwise payable to the Joint Collateral Agent from funds outside of the Loan and Notes Collateral Account, as required by this Agreement;

(ii)	SECOND, ratably to the Joint Collateral Agent (without duplication) in an amount equal to the Joint Collateral Agent’s Fees which are unpaid as of such Distribution Date and to the payment of the fees, expenses (including attorneys fees and expenses) and indemnity amounts due and owing to the Authorized Representatives including any amounts advanced by the Authorized Representative for the payment of the Joint Collateral Agent’s Fees in an amount equal to the amount thereof so advanced or paid by such Authorized Representative prior to such Distribution Date; provided, however, that nothing herein is intended to relieve the Grantors of their duties to pay such fees and claims from funds outside of the Loan and Notes Collateral Account, as required by this Agreement;

(iii)	THIRD, to the ratable payment of Loan and Notes Obligations consisting of fees, expenses and indemnity amounts (including attorney’s fees and expenses) owed to Authorized Representatives, ratably among the Authorized Representatives in proportion to the amount of all fees, expenses and indemnity amounts owed to all Authorized Representatives under this clause THIRD;

(iv)	FOURTH, to the payment in full of all other Loan and Notes Obligations then due and owing on a ratable basis among all Series, in each case subject to Section 1.01(b) and to be applied in accordance with the terms of the applicable Secured Credit Documents; and

(v)	FIFTH, after payment in full of all Loan and Notes Obligations, to the Administrative Company for the account of the applicable Grantor as its interests may appear.

Notwithstanding the foregoing, with respect to any Collateral for which a third party (other than a Loan and Notes Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Loan and Notes Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Loan and Notes Obligations (such third party an “Intervening Creditor”), the value of any such Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Collateral or Proceeds to be distributed in respect of the Series of Loan and Notes Obligations with respect to which such Impairment exists.

(b) It is acknowledged that the Loan and Notes Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 4.01(a) or the provisions of this Agreement defining the relative rights of the Loan and Notes Secured Parties of any Series; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

(c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Loan and Notes Obligations granted on the Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the Loan and Notes Obligations or any other circumstance whatsoever (but, in each case, subject to Section 1.01(b) and the last sentence of Section 4.01(a)), each Loan and Notes Secured Party hereby agrees that the Liens securing the Loan and Notes Obligations on any Collateral shall secure all such obligations ratably and equally.

SECTION 4.02 Release of Amounts in Loan and Notes Collateral Account. Subject to Section 2.01(d) hereof, amounts distributable to an Authorized Representative on any Distribution Date pursuant to Section 4.01 shall be paid to such Authorized Representative for the benefit of such Authorized Representative and its Loan and Notes Secured Parties by the Joint Collateral Agent to the account set forth on Schedule I (or such other account of an Authorized Representative as shall be designated in a notice given to the Joint Collateral Agent by such Authorized Representative), unless at least one Business Day prior to such Distribution Date, the Joint Collateral Agent has received a written certificate of such Authorized Representative setting forth alternative payment instructions for such Authorized Representative.

SECTION 4.03 Distribution Date . Upon receiving any Proceeds of any Collateral following the occurrence and during the continuance of any Event of Default, the Joint Collateral Agent shall at its option either (x) within five Business Days after receipt thereof, or (y) on or within five Business Days of the first day of each month, deliver written notice thereof to each Authorized Representative, after which each Authorized Representative shall deliver to the Joint Collateral Agent (with a copy to each other Authorized Representative) a Statement of Amount of such Loan and Notes Obligations pursuant to Section 5.02. Within seven Business Days following receipt of all Statements of Amount from the Authorized Representatives provided pursuant to Section 5.02, the Joint Collateral Agent shall distribute such amounts as provided in this Article IV.

SECTION 4.04 Actions With Respect to Collateral; Prohibition on Contesting Liens.

(a) With respect to any Collateral, (i) only the Joint Collateral Agent shall be authorized to release Liens and exercise rights and remedies set forth in the Loan and Notes Security Documents or in any intercreditor agreement with respect to any Collateral and then only upon the receipt of an officer’s certificate of the applicable Grantor (with a copy to each Authorized Representative) stating that such sale, lease, transfer or disposition is permitted by the terms of each then extant Secured Credit Document, and certifying that all conditions precedent to such release have been satisfied, and subject to Section 4.06(c), (ii) the Joint Collateral Agent shall not follow any instructions (other than instructions pursuant to Section 4.04(d)(ii)) with respect to such Collateral (including with respect to any intercreditor agreement with respect to any Collateral) from any Non-Controlling Authorized Representative (or any other Loan and Notes Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other Loan and Notes Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the Joint Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Collateral (including with respect to any intercreditor agreement with respect to any Collateral), whether under any Loan and Notes Security Document, applicable law or otherwise, it being agreed that only the Joint Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the applicable Loan and Notes Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Joint Collateral Agent in accordance with the terms of this Agreement or any other exercise by the Joint Collateral Agent of any rights and remedies relating to the Collateral, or to cause the Joint Collateral Agent to bring any foreclosure proceedings or action or exercise any rights or remedies relating to the Collateral except as permitted by Section 4.04(d)(ii).

(b) Each Authorized Representative and each other Loan and Notes Secured Party agrees that it will not accept any Lien on any Collateral for the benefit of any Loan and Notes Obligations (other than funds deposited for the discharge or defeasance of any Additional Loan and Notes Agreement) other than Liens created in favor of the Joint Collateral Agent pursuant to a Loan and Notes Security Document, and by executing this Agreement (or a Joinder Agreement) and by accepting the benefits of this Agreement and of each Loan and Notes Security Document, each Authorized Representative and each Loan and Notes Secured Party for which it is acting hereunder agree to be bound by the provisions of this Agreement and the Loan and Notes Security Documents applicable to it.

(c) Each of the Loan and Notes Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by the Joint Collateral Agent on behalf of any of the Loan and Notes Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Joint Collateral Agent or any Authorized Representative to enforce this Agreement.

(d) Section 4.04(a) shall not prohibit a Loan and Notes Secured Party from taking the following actions:

(i)	in any Insolvency or Liquidation Proceeding commenced by or against any Company or any other Grantor, each Loan and Notes Secured Party may file a claim or statement of interest with respect to the Loan and Notes Obligations, as applicable;

(ii)	each Authorized Representative may take and may direct the Joint Collateral Agent to take any action (not adverse to the Liens of the Joint Collateral Agent securing the Loan and Notes Secured Parties) in order to preserve or protect (but not enforce) its interest in and Liens created by the Loan and Notes Security Documents on the Collateral;

(iii)	the Loan and Notes Secured Parties shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of their claims, including any claims secured by the Collateral, if any;

(iv)	in any Insolvency or Liquidation Proceeding, the Loan and Notes Secured Parties shall be entitled to file any responsive or defensive pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either Bankruptcy Law or applicable non-bankruptcy law, in each case not in contravention of the terms of this Agreement; and

(v)	in any Insolvency or Liquidation Proceeding, the Loan and Notes Secured Parties shall be entitled to vote on any plan of reorganization.

(e) The Joint Collateral Agent agrees to follow the instructions received from an Authorized Representative pursuant to Section 4.04(d)(ii); provided, however, that the Joint Collateral Agent shall not follow such instructions to the extent that they are expressly inconsistent with instructions received from the Applicable Authorized Representative pursuant to Section 3.01 after receipt of an Event of Default Notice that has not been withdrawn. The Joint Collateral Agent agrees to provide to each Authorized Representative a copy of each instruction that it receives pursuant to Section 4.04(d)(ii).

(f) The Joint Collateral Agent agrees to provide to each Authorized Representative a copy of each notice, letter or direction that it provides to or receives from a Grantor or another Authorized Representative pursuant to this Agreement.

SECTION 4.05 No Interference; Payment Over.

(a) Each Loan and Notes Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any Loan and Notes Obligations of any Series or any Loan and Notes Security Document or the validity, attachment, perfection or priority of any Lien under any Loan and Notes Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral by the Joint Collateral Agent, (iii) except as provided in 4.04(d), it shall have no right to direct the Joint Collateral Agent or any other Loan and Notes Secured Party to exercise any right, remedy or power with respect to any Collateral (including pursuant to any intercreditor agreement) unless such Loan and Notes Secured Party is the Applicable Authorized Representative, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Joint Collateral Agent or any other Loan and Notes Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Collateral, and none of the Joint Collateral Agent, any Applicable Authorized Representative or any other Loan and Notes Secured Party shall be liable for any action taken or omitted to be taken by the Joint Collateral Agent, such Applicable Authorized Representative or other Loan and Notes Secured Party with respect to any Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Joint Collateral Agent or any other Loan and Notes Secured Party to enforce this Agreement or the right to take action permitted by Section 4.04(d).

(b) Each Loan and Notes Secured Party hereby agrees that if it shall obtain possession of any Collateral or shall realize any proceeds or payment in respect of any Collateral, pursuant to any Loan and Notes Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the Loan and Notes Obligations, then it shall hold such Collateral, proceeds or payment in trust for the other Loan and Notes Secured Parties and promptly transfer such Collateral, proceeds or payment, as the case may be, to the Joint Collateral Agent, to be distributed in accordance with the provisions of Section 4.01 hereof.

SECTION 4.06 Amendments to Loan and Notes Security Documents.

(a) In the event that any Grantor desires to obtain a release of Collateral in connection with any sale, lease, transfer or other disposition of any item of Collateral in accordance with the terms of each then extant Secured Credit Document, upon the delivery to the Joint Collateral Agent by such Grantor of a certificate (with a copy to each Authorized Representative) stating that such sale, lease, transfer or disposition is permitted by the terms of each then extant Secured Credit Document, and certifying that all conditions precedent to such release have been satisfied, then the Joint Collateral Agent shall release the Liens on such Collateral.

(b) Each Loan and Notes Secured Party agrees that the Joint Collateral Agent may enter into any amendment to any Loan and Notes Security Document, so long as the Joint Collateral Agent receives a certificate of each Company stating that such amendment is permitted by the terms of each then extant Secured Credit Document.

(c) The Credit Agreement Administrative Agents agree to promptly execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Joint Collateral Agent to evidence and confirm any release of Collateral or amendment to any Loan and Notes Security Document provided for in this Section.

(d) The Joint Collateral Agent shall give written notice to each Authorized Representative of any release of Collateral and of any amendment to any Loan and Notes Security Document.

SECTION 4.07 Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings. This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against any Company or any of its respective Subsidiaries.

SECTION 4.08 Reinstatement. In the event that any of the Loan and Notes Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the United Stated Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article IV shall be fully applicable thereto until all such Loan and Notes Obligations shall again have been paid in full in cash.

SECTION 4.09 Insurance/Condemnation. As among the Loan and Notes Secured Parties, the Joint Collateral Agent, acting at the direction of the Applicable Authorized Representative, shall have the right to adjust or settle any insurance policy or claim covering or constituting Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Collateral.

SECTION 4.10 Possessory Joint Collateral Agent as Gratuitous Bailee for Perfection

(a) The Joint Collateral Agent agrees to hold any Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Loan and Notes Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Loan and Notes Security Documents, in each case, subject to the terms and conditions of this Section 4.10. Pending delivery to the Joint Collateral Agent, each Authorized Representative agrees to hold any Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Loan and Notes Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Loan and Notes Security Documents, in each case, subject to the terms and conditions of this Section 4.10.

(b) The duties or responsibilities of the Joint Collateral Agent and each Authorized Representative under this Section 4.10 shall be limited solely to holding any Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Loan and Notes Secured Party for purposes of perfecting the Lien held by such Loan and Notes Secured Parties therein.

(c) All such Possessory Collateral in the possession of any Authorized Representative shall be delivered to the Joint Collateral Agent as soon as practicable.

ARTICLE V

Agreement with the Joint Collateral Agent

SECTION 5.01 Delivery of Agreements. On the date hereof, the Administrative Company shall deliver to the Joint Collateral Agent a true and complete copy of each Shared Secured Agreement, including each Loan and Notes Security Document, as in effect as of the date hereof. The Administrative Company agrees that, promptly upon the execution thereof, the Administrative Company will deliver to the Joint Collateral Agent a true and complete copy of any and all Shared Secured Agreements entered into subsequent to the date hereof and a true and complete copy of any and all amendments, modifications or supplements to any of the foregoing.

SECTION 5.02 Information as to Loan and Notes Obligations. Each Authorized Representative agrees that it shall deliver to the Joint Collateral Agent, with a copy to each of the other Authorized Representatives, from time to time within five Business Day after the request of the Joint Collateral Agent, a written statement of the amount (a “Statement of Amount”), in the case of each Authorized Representative, a list setting forth, with respect to any Loan and Notes Obligations represented by such Authorized Representative, (A) the aggregate principal amount thereof, (B) the accrued and unpaid interest in respect thereof, (C) the accrued and unpaid fees and other amounts (if any) in respect thereof, (D) the amount of all other unpaid amounts thereunder owing to such Authorized Representative, for its own account and on behalf of such Loan and Notes Secured Parties and (E) such other information regarding such Authorized Representative, the Loan and Notes Secured Parties represented by such Authorized Representative and its Shared Secured Agreements as the Joint Collateral Agent may reasonably request in connection with the exercise of its rights or the performance of its obligations hereunder; provided, however, that if an Authorized Representative shall fail or refuse to provide the requested information within five Business Days, the Joint Collateral Agent shall be entitled to make any such determination by such method as they may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of each Company (copies of which have been delivered to each Authorized Representative). The Joint Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Loan and Notes Secured Party or any other person as a result of such determination.

SECTION 5.03 Compensation and Expense. The Grantors, jointly and severally, agree to pay to the Joint Collateral Agent and any co-collateral agents or successor collateral agents appointed hereunder, from time to time upon demand, (a) compensation for their services hereunder and under the Loan and Notes Security Documents and for administering the Collateral and the Loan and Notes Collateral Account in such amounts as the Grantors shall from time to time agree with the Joint Collateral Agent and (b) all the reasonable fees, costs and out-of-pocket expenses incurred by any of them (including, without limitation, the reasonable fees and disbursements of counsel) (i) arising in connection with the preparation, execution, delivery, modification and termination of this Agreement, and each Loan and Notes Security Document or the enforcement of any of the provisions hereof or thereof or (ii) incurred or required to be advanced in connection with the administration of the Collateral, the Loan and Notes Collateral Account, the sale or other disposition of Collateral pursuant to any Loan and Notes Security Document and the preservation, protection or defense of their rights under this Agreement and in and to the Collateral and the Loan and Notes Collateral Account. Each Grantor’s obligations under this Section 5.03 shall survive the termination of this Agreement, termination of the Collateral, the Discharge of the Loan and Notes Obligations, and the removal or resignation of the Joint Collateral Agent.

SECTION 5.04 Stamp and Other Similar Taxes. The Grantors, jointly and severally, agree to indemnify and hold harmless the Joint Collateral Agent from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any Loan and Notes Security Document, the Collateral, or the Loan and Notes Collateral Account. The obligations of each Grantor under this Section 5.04 shall survive the termination of this Agreement, the termination of the Collateral, the Discharge of the Loan and Notes Obligations, and the removal or resignation of the Joint Collateral Agent.

SECTION 5.05 Filing Fees, Excise Taxes, Etc. The Grantors, jointly and severally, agree to pay or to reimburse the Joint Collateral Agent for any and all amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable in respect of the execution, delivery, performance and enforcement of this Agreement or any Loan and Notes Security Document. The obligations of each Grantor under this Section 5.05 shall survive the termination of this Agreement, the termination of the Collateral, the Discharge of the Loan and Notes Obligations, and the removal or resignation of the Joint Collateral Agent.

SECTION 5.06 Indemnification.

(a) The Grantors, jointly and severally, agree to pay, indemnify, and hold harmless the Joint Collateral Agent and each of its agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and reasonable costs, out-of-pocket expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable costs and out-of-pocket expenses of defending any claim against any of them) with respect to the execution, delivery, enforcement, performance and administration of this Agreement, and the Loan and Notes Security Documents unless and to the extent arising from the gross negligence or willful misconduct of the Joint Collateral Agent, as determined by a final, non-appealable decision of a court of competent jurisdiction.

(b) In any suit, proceeding or action brought by the Joint Collateral Agent under or with respect to this Agreement, any Loan and Notes Security Document, or the Collateral for any amount owing thereunder, or to enforce any provisions thereof, the Grantors, jointly and severally, agree to save, indemnify and hold harmless the Joint Collateral Agent from and against all expense, loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction of liability whatsoever of the obligee thereunder (unless and to the extent that such expense, loss or damage is caused by the gross negligence or willful misconduct of the Joint Collateral Agent, as determined by a final, non-appealable decision of a court of competent jurisdiction), arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from such Grantor and all such obligations of such Grantor shall be and remain enforceable against and only against such Grantor and shall not be enforceable against the Joint Collateral Agent. The agreements in this Section 5.06 shall survive the termination of this Agreement, the termination of the Collateral, the Discharge of the Loan and Notes Obligations, and the removal or resignation of the Joint Collateral Agent.

ARTICLE VI

The Joint Collateral Agent

SECTION 6.01 Appointment of Joint Collateral Agent. Each Authorized Representative, on behalf of the Credit Agreement Secured Parties and the Initial Notes Secured Parties, hereby appoints SunTrust Bank as the Joint Collateral Agent under, and for purposes of, this Agreement and each of the Loan and Notes Security Documents, and each Authorized Representative hereby authorizes SunTrust Bank, as the Joint Collateral Agent, to take such actions on its behalf under the provisions of this Agreement and the Loan and Notes Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Joint Collateral Agent by the terms of this Agreement and the Loan and Notes Security Documents, together with such other powers as are reasonably incidental thereto.

SECTION 6.02 Acceptance of, and Agreement to Perform, Duties and Responsibilities. The Joint Collateral Agent, for itself and its successors, hereby accepts, and agrees to perform, all of the duties and responsibilities delegated to it pursuant to this Agreement, upon the terms and conditions hereof, including those contained in this Article VI. Further, the Joint Collateral Agent, for itself and its successors, does hereby declare, and each Grantor agrees, that it will hold all of the estate, right, title and interest in the Collateral, including the Loan and Notes Collateral Account, for the benefit of the Authorized Representatives and the Loan and Notes Secured Parties as provided herein. By acceptance of the benefits of this Agreement and the Loan and Notes Security Documents and by execution of this Agreement by each Loan and Notes Secured Party’s Authorized Representative, each Loan and Notes Secured Party (whether or not a signatory hereto) (i) consents to the appointment of the Joint Collateral Agent as collateral agent hereunder and (ii) confirms that the Joint Collateral Agent shall have the authority to act as the agent of such Loan and Notes Secured Party, in accordance with the terms of this Agreement, for the enforcement of remedies under the Loan and Notes Security Documents.

SECTION 6.03 Exculpatory Provisions.

(a) The Joint Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in the Loan and Notes Security Documents, all of which are made solely by the Grantors party thereto. The Joint Collateral Agent makes no representations as to the value or condition of the Collateral, the Loan and Notes Collateral Account or any part thereof, or as to the title of the Grantors thereto or as to the security afforded by this Agreement or the Loan and Notes Security Documents or as to the validity, execution (except its own execution), enforceability, legality or sufficiency of this Agreement, any Loan and Notes Security Document or any Shared Secured Agreement, and the Joint Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Joint Collateral Agent shall not be responsible for insuring the Collateral or for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral or the Loan and Notes Collateral Account, except that in the event that the Joint Collateral Agent enters into possession of a part or all of the Collateral or the Loan and Notes Collateral Account, the Joint Collateral Agent shall preserve the part in its possession.

(b) The Joint Collateral Agent shall not be required to ascertain or inquire as to the performance by the Grantors of any of the covenants or agreements contained herein, in any Loan and Notes Security Document or in any Shared Secured Agreement.

SECTION 6.04 Delegation of Duties. The Joint Collateral Agent may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents or attorneys in fact (which shall not include officers and employees of any Grantor or any Affiliate of any Grantor). The Joint Collateral Agent shall be entitled to rely upon advice of reasonably selected counsel and other professionals concerning all matters pertaining to such trusts, powers and duties. The Joint Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in fact reasonably selected by it in good faith.

SECTION 6.05 Reliance by Joint Collateral Agent.

(a) Whenever in the administration of this Agreement or, pursuant to any Loan and Notes Security Document, the Joint Collateral Agent shall deem it necessary or desirable that a matter be proved or established in connection with the taking, suffering or omitting of any action hereunder or thereunder by the Joint Collateral Agent, such matter, unless other evidence in respect thereof be mutually agreed, may be deemed to be conclusively proved or established by a certificate of the Applicable Authorized Representative, as to actions to be taken under Article III, or by any Authorized Representative, as to matters concerning its Loan and Notes Obligations, delivered to the Joint Collateral Agent and the Authorized Representatives, and the Joint Collateral Agent shall be entitled to conclusively rely on such evidence in connection with any action taken, suffered or omitted in reliance thereon unless the Joint Collateral Agent shall have received a written objection to such certificate by the Applicable Authorized Representative or any Authorized Representative.

(b) The Joint Collateral Agent may consult with independent counsel, independent public accountants and other experts selected by it in its reasonable discretion (including, counsel to or any employee of any Grantor or any Affiliate of any Grantor) and any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by them hereunder in accordance therewith. The Joint Collateral Agent shall have the right at any time to seek instructions concerning the administration of the Collateral or the Loan and Notes Collateral Account from any court of competent jurisdiction.

(c) The Joint Collateral Agent may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it reasonably believes to be genuine and to have been signed or presented by the proper party or parties or, in the case of telecopier and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, as determined by a final, non-appealable decision of a court of competent jurisdiction, the Joint Collateral Agent conclusively may rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any notices, certificates or opinions furnished to the Joint Collateral Agent that conform to the requirements of this Agreement, or any Loan and Notes Security Document.

SECTION 6.06 Limitation on Duties of Joint Collateral Agent.

(a) The Joint Collateral Agent undertakes to perform only the duties expressly set forth herein and in the Shared Secured Agreements to which it is a party and no implied covenant or obligation shall be read into this Agreement against the Joint Collateral Agent.

(b) The Joint Collateral Agent may exercise the rights and powers granted to it by this Agreement and the Loan and Notes Security Documents, but only pursuant to the terms of this Agreement, and the Joint Collateral Agent shall not be liable with respect to any action taken or omitted by it in accordance with the direction of the Applicable Authorized Representatives or any Authorized Representative.

(c) The Joint Collateral Agent shall not be under any obligation to take any action that is within the discretion of the Joint Collateral Agent under the provisions hereof or under any Loan and Notes Security Document, except upon the written request of the Applicable Authorized Representative or an Authorized Representative pursuant to Section 4.04(d)(ii). The Joint Collateral Agent shall make available for inspection and copying by each Authorized Representative each certificate or other paper furnished to the Joint Collateral Agent by the Grantors, by any Authorized Representative, or by any other Person, or furnished by the Joint Collateral Agent to any Grantor, any Authorized Representative or any other Person, under or in respect of this Agreement, any Loan and Notes Security Document or any of the Collateral.

SECTION 6.07 Moneys to be Held in Trust. All moneys received by the Joint Collateral Agent under or pursuant to any provision of this Agreement or any Loan and Notes Security Document shall be segregated and held in trust for the purposes for which they were paid or are held, and the Joint Collateral Agent shall exercise ordinary care in the handling of any such moneys actually received by it.

SECTION 6.08 Resignation and Removal of Joint Collateral Agent.

(a) The Joint Collateral Agent may at any time, by giving 30 days’ prior written notice to the Grantors and the Authorized Representatives, resign and be discharged of its responsibilities hereby created, such resignation to become effective upon the earlier of (i) the end of the 30 day period from the date of such notice or (ii) the appointment of a successor collateral agent or collateral agents by the Applicable Authorized Representative (acting at the written direction of the holders of the Series of Loan and Notes Obligations for which it is the Authorized Representative) and the acceptance of such appointment by such successor collateral agent or collateral agents. The Joint Collateral Agent shall be entitled to its fees and expenses accrued to the date of the resignation becoming effective. The Joint Collateral Agent may be removed for Cause and a successor collateral agent or collateral agents appointed by the Applicable Authorized Representative (acting at the written direction of the holders of the Series of Loan and Notes Obligations for which it is the Authorized Representative), in consultation with the Companies; provided that the Joint Collateral Agent shall be entitled to its fees and expenses accrued to the date of removal. If no successor collateral agent or collateral agents shall be appointed and approved within 30 days from the date of the giving of the aforesaid notice of resignation or within 30 days from the date of such vote for removal, the Joint Collateral Agent shall, or the Applicable Authorized Representative may, apply to any court of competent jurisdiction to appoint a successor collateral agent or collateral agents to act until such time, if any, as a successor collateral agent or collateral agents shall have been appointed as above provided. Any successor collateral agent or collateral agents so appointed by such court shall immediately and without further act be superseded by any successor collateral agent or collateral agents approved by the Applicable Authorized Representative as above provided. If the Applicable Authorized Representative (acting at the written direction of the holders of the Series of Loan and Notes Obligations for which it is the Authorized Representative) fails to appoint a successor Joint Collateral Agent as specified in this subsection, then the Major Non-Controlling Authorized Representative may do so in consultation with the Companies, and if the Major Non-Controlling Authorized Representative also fails to do so, then any Authorized Representative may apply to a court to do so, subject to the conditions set forth in this subsection with respect to such appointment.

(b) If at any time the Joint Collateral Agent shall become incapable of acting, or if at any time a vacancy shall occur in the office of the Joint Collateral Agent for any other cause, then a successor collateral agent or collateral agents shall be appointed promptly by the Applicable Authorized Representative (acting at the written direction of the holders of the Series of Loan and Notes Obligations for which it is the Authorized Representative) in consultation with the Companies, and the powers, duties, authority and title of the predecessor collateral agent or collateral agents terminated and cancelled without procuring the resignation of such predecessor collateral agent or collateral agents and without any formality (except as may be required by applicable law) other than the appointment and designation of a successor collateral agent or collateral agents in writing, duly acknowledged, delivered to the predecessor collateral agent or collateral agents and the Grantors, and filed for record in each public office, if any, in which this Agreement is required to be filed. If the Applicable Authorized Representative fails to appoint a successor Joint Collateral Agent as specified in this subsection, any Authorized Representative may do so in consultation with the Companies, subject to the conditions set forth in this subsection with respect to such appointment.

(c) The appointment and designation referred to in Section 6.08(b) shall, after any required filing, be full evidence of the right and authority to make the same, and of all the facts therein recited, and this Agreement shall vest in such successor collateral agent or collateral agents, without any further act, deed or conveyance, all of the estate and title of its predecessor, and upon such filing for record, the successor collateral agent or collateral agents shall become fully vested with all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor; but such predecessor, nevertheless, on the written request of the Applicable Authorized Representative or its successor collateral agent or collateral agents, shall execute and deliver an instrument transferring (without recourse or representation or warranty) to such successor all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor hereunder and shall deliver all securities and moneys held by it or them to such successor collateral agent or collateral agents at the sole cost of the Grantors. Should any deed, conveyance or other instrument in writing from the Grantors be required by any successor collateral agent or collateral agents for more fully and certainly vesting in such successor collateral agent or collateral agents the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor collateral agent or collateral agents, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor collateral agent or collateral agents, be promptly executed, acknowledged and delivered by the Grantors.

(d) Any required filing for record of the instrument appointing a successor collateral agent or collateral agents as hereinabove provided shall be at the expense of the Grantors. The resignation of any collateral agent or collateral agents and the instrument removing any collateral agent or collateral agents, together with all other instruments, deeds and conveyances provided for in this Article VI shall, if permitted by Law, be forthwith recorded, registered or filed by and at the expense of the Grantors, wherever this Agreement is recorded, registered or filed.

SECTION 6.09 Status of Successors to Joint Collateral Agent. Every successor to the Joint Collateral Agent appointed pursuant to Section 6.08 shall be a bank in good standing and having power so to act, incorporated under the laws of the United States or any State thereof or the District of Columbia, and shall also have capital, surplus and undivided profits of not less than $500,000,000, if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to perform the duties of the Joint Collateral Agent hereunder.

SECTION 6.10 Merger of the Joint Collateral Agent. Any corporation into which the Joint Collateral Agent may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Joint Collateral Agent shall be a party, shall be the Joint Collateral Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto; provided that such successor entity shall meet the capital requirements specified in Section 6.09 above.

SECTION 6.11 Additional Collateral Agents; Separate Collateral Agents.

(a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Joint Collateral Agent shall be advised by counsel satisfactory to it that it is so necessary or prudent in the interest of the Authorized Representatives on behalf of the Loan and Notes Secured Parties, or the Applicable Authorized Representative shall in writing so request by notice to the Joint Collateral Agent and the Grantors, or the Joint Collateral Agent shall deem it desirable for its own protection in the performance of its duties hereunder, or, so long as no Event of Default has occurred and is continuing, the Administrative Company (on behalf of itself and the other Grantors) shall in writing so request by notice to the Joint Collateral Agent (with notice to all Authorized Representatives), then the Joint Collateral Agent and the Administrative Company (on behalf of itself and the other Grantors) shall execute and deliver all instruments and agreements necessary or proper to constitute another bank, or one or more Persons approved by the Joint Collateral Agent, the Administrative Company (on behalf of itself and the other Grantors) and the Applicable Authorized Representative, either to act as co-collateral agent or co- collateral agents for all or any of the Collateral, jointly with the Joint Collateral Agent originally named herein or any successor, or to act as separate collateral agent for any such property. In the event that the Administrative Company (on behalf of itself and the other Grantors) shall not have joined in the execution of such instruments and agreements within 10 days after the receipt of a written request from the Joint Collateral Agent to do so, or in case an Event of Default shall have occurred and be continuing, the Joint Collateral Agent may act under the foregoing provisions of this Section 6.11 without the concurrence of the Grantors (but with notice to all other Authorized Representatives), and the Grantors hereby appoint the Joint Collateral Agent as their agents and attorneys to act for them under the foregoing provisions of this Section 6.11 in either of such contingencies.

(b) Any separate collateral agent and any co-collateral agent (other than any collateral agent which may be appointed as successor to the Joint Collateral Agent pursuant to Section 6.08) shall, to the extent permitted by Law, be appointed and act and be such, subject to the following provisions and conditions, namely:

(i)	all rights, powers, duties and obligations conferred upon the collateral agents in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Joint Collateral Agent originally named herein or their successors appointed pursuant to Section 6.08;

(ii)	all rights, powers, duties and obligations conferred or imposed upon the Joint Collateral Agent hereunder shall be conferred or imposed and exercised or performed by the Joint Collateral Agent and such separate collateral agent or co-collateral agent, jointly, as shall be provided in the instrument appointing such separate collateral agent or co-collateral agent, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Joint Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate collateral agent or co-collateral agent;

(iii)	no power given hereby to, or which it is provided hereby, may be exercised by any such co-collateral agent or separate collateral agent except jointly with, or with the consent in writing of, the Joint Collateral Agent, anything herein contained to the contrary notwithstanding;

(iv)	no collateral agent hereunder shall be personally liable by reason of any act or omission of any other collateral agent hereunder;

(v)	the Administrative Company (on behalf of itself and the other Grantors) and the Joint Collateral Agent, at any time, by an instrument in writing, executed by them jointly, may accept the resignation of or remove any such separate collateral agent, and in that case, by an instrument in writing executed by the Administrative Company (on behalf of itself and the other Grantors) and the Joint Collateral Agent jointly, may appoint (subject to the succeeding sentence of this paragraph 6.11(b)(v)) a successor to such a separate collateral agent or co-collateral agent, as the case may be, anything herein contained to the contrary notwithstanding. In the event that the Administrative Company (on behalf of itself and the other Grantors) shall not have joined in the execution of any such instrument within 10 days after the receipt of a written request from the Joint Collateral Agent so to do, or in case an Event of Default shall have occurred and be continuing, the Joint Collateral Agent shall have the power to accept the resignation of or remove any such separate collateral agent or co-collateral agent and to appoint (with the consent of the Applicable Authorized Representative) a successor without the concurrence of any Grantor and the Grantors hereby appoint the Joint Collateral Agent their agents and attorneys to act for them in such connection in either of such contingencies. In the event that the Joint Collateral Agent shall have appointed a separate collateral agent or co-collateral agent as above provided, it may at any time, by an instrument in writing, accept the resignation of or remove any such separate collateral agent or the successor to any such separate collateral agent to be appointed by the Grantors and the Joint Collateral Agent, or by the Joint Collateral Agent alone, as hereinbefore provided in this Section 6.11; and

(vi)	the Joint Collateral Agent shall give notice to each Authorized Representative of the resignation, removal or appointment of a collateral agent under this Section 6.11.

SECTION 6.12 Joint Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably constitutes and appoints the Joint Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full power and authority in the name of such Grantor or their own name and in the place and stead of such Grantor and in the name of such Grantor, to take any action and to execute any instrument that the same may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Grantor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same in accordance with the terms of the Loan and Notes Security Documents. Each Grantor acknowledges and agrees that the foregoing power of attorney is coupled with an interest and may not be revoked or modified except with the consent of the Joint Collateral Agent or as otherwise provided herein.

SECTION 6.13 Ordinary Care. The Joint Collateral Agent shall be deemed to have exercised ordinary care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Joint Collateral Agent accord its own property, it being understood that the Joint Collateral Agent shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Joint Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

SECTION 6.14 Authority of Joint Collateral Agent. Each Loan and Notes Secured Party acknowledges and agrees that the Joint Collateral Agent shall be entitled, for the benefit of the Loan and Notes Secured Parties, to sell, transfer or otherwise dispose of or deal with any Collateral as provided herein and in the Loan and Notes Security Documents, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of such Loan and Notes Obligations held by them. Without limiting the foregoing, each Loan and Notes Secured Party agrees that none of the Joint Collateral Agent, the Applicable Authorized Representative or any other Loan and Notes Secured Party shall have any duty or obligation first to marshal or realize upon any type of Collateral, or to sell, dispose of or otherwise liquidate all or any portion of such Collateral in any manner that would maximize the return to any Loan and Notes Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by any Loan and Notes Secured Parties from such realization, sale, disposition or liquidation. Each of the Loan and Notes Secured Parties waives any claim it may now or hereafter have against the Joint Collateral Agent or the Authorized Representative of any other Series of Loan and Notes Obligations or any other Loan and Notes Secured Party of any other Series arising out of (i) any actions which the Joint Collateral Agent, any Authorized Representative or any Loan and Notes Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions taken by the Joint Collateral Agent with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral, and actions with respect to the collection of any claim for all or any part of the Loan and Notes Obligations from any account debtor, guarantor or any other party), in accordance with the Loan and Notes Security Documents and this Agreement or any other agreement related thereto or to the collection of the Loan and Notes Obligations or the valuation, use, protection or release of any security for the Loan and Notes Obligations or (ii) any election by any Applicable Authorized Representative or any holders of Loan and Notes Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code; provided, that such waiver shall not apply where such a claim arises as a result of the gross negligence or willful misconduct of the Joint Collateral Agent, an Authorized Representative or any other Loan and Notes Secured Party, as the case may be. Notwithstanding any other provision of this Agreement, the Joint Collateral Agent shall not accept any Collateral in full or partial satisfaction of any Loan and Notes Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative.

SECTION 6.15 Non-Reliance on Joint Collateral Agent and other Loan and Notes Secured Parties. Each Authorized Representative, on behalf of itself and each Loan and Notes Secured Party for which it is the Authorized Representative, acknowledges that it and each such Loan and Notes Secured Party have, independently and without reliance upon the Joint Collateral Agent, Authorized Representative or any other Loan and Notes Secured Party or any of their Affiliates, and based on documents and information as they have deemed appropriate, made their own credit analysis and decisions to enter into this Agreement and the other Secured Credit Documents. Each Authorized Representative, on behalf of itself and each Loan and Notes Secured Party for which it is the Authorized Representative, also acknowledges that it and the Loan and Notes Secured Party will, independently and without reliance upon the Joint Collateral Agent, any Authorized Representative or any other Loan and Notes Secured Party or any of their Affiliates, and based on such documents and information as they shall from time to time deem appropriate, continue to make their own decisions in taking or not taking action under or based upon this Agreement, any other Secured Credit Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 6.16 Collateral and Guaranty Matters. Each Authorized Representative, on behalf of itself and each Loan and Notes Secured Party for which it is the Authorized Representative, authorizes the Joint Collateral Agent:

(a) to release any Lien on any property granted to or held by the Joint Collateral Agent under any Loan and Notes Security Document in accordance with Section 4.06 or upon receipt of a written request from the Administrative Company stating that the releases of such Lien is permitted by the terms of each then extant Secured Credit Document; provided, however, that until the Credit Agreement Administrative Agents notify the Joint Collateral Agent that no Loan Obligations remain outstanding and that all commitments of the Lenders under the Credit Agreement have been terminated, the Joint Collateral Agent shall not release any Liens without the prior consent of the Credit Agreement Administrative Agents.

(b) to release any Grantor from its obligations under the Loan and Notes Security Documents upon receipt of a written request from the Administrative Company stating that such release is permitted by the terms of each then extant Secured Credit Document; provided, however, that until the Credit Agreement Administrative Agents notify the Joint Collateral Agent that no Loan Obligations remain outstanding and that all commitments of the Lenders under the Credit Agreement have been terminated, the Joint Collateral Agent shall not release any Grantor from any obligations without the prior consent of the Credit Agreement Administrative Agents.

ARTICLE VII

Miscellaneous

SECTION 7.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to any or all Companies, to the address of the Administrative Company at Zayo Group, LLC, 400 Centennial Parkway, Suite 200, Louisville, CO 80027, Attention: Ken desGarennes, Chief Financial Officer, (Fax: (303) 226-5942);

(b) if to the Joint Collateral Agent, to its address at SunTrust Bank, 303 Peachtree Street, Twenty-Fifth Floor, Atlanta, Georgia 30308, Attention: Doug Weltz, (Fax: (404) 221-2001);

(c) if to the Revolving Facility Administrative Agent to its address at SunTrust Bank, 303 Peachtree Street, Twenty-Fifth Floor, Atlanta, Georgia 30308, Attention: Doug Weltz, (Fax: (404) 221-2001);

(d) if to the Term Facility Administrative Agent, to its address at Morgan Stanley Senior Funding, Inc., 1 Pierrepont Plaza, 7th Floor, Brooklyn, NY 11201, Email: msagency@ms.com, (Fax: (212) 507-6680);

(e) if to the Initial Notes Authorized Representative, to its address at The Bank of New York Mellon Trust Company, N.A., 400 South Hope Street, Suite 400, Los Angeles, California 90071, Attention: Corporate Trust Administration, (Fax: (213) 630-6298); and

(f) if to any other Additional Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 7.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 7.01. If and to the extent agreed to in writing among the Joint Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

SECTION 7.02 Waivers; Amendment; Joinder Agreements.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative, each Grantor and the Joint Collateral Agent; provided that no Company nor any other Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its respective rights or obligations hereunder are directly and adversely affected.

SECTION 7.03 Parties in Interest; Agreement of Grantors.

(a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and nothing herein or in any Loan and Notes Security Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement, any Loan and Notes Security Document, the Collateral, the Loan and Notes Collateral Account or the Collateral or any part thereof.

(b) Each transferee of any Loan and Notes Obligations shall take such Loan and Notes Obligations subject to the provisions of this Agreement.

(c) Each Grantor (i) agrees to cause each of its Subsidiaries that is now or hereafter a party to any Loan and Notes Security Document, if it is not a signatory hereto, to execute a joinder (in form and substance reasonably satisfactory to the Joint Collateral Agent) to this Agreement, and (ii) authorizes each Loan and Notes Secured Party and the Joint Collateral Agent to provide to each other the notices and other information required or authorized to be given pursuant to this Agreement or otherwise pertaining to Collateral and the Loan and Notes Obligations.

SECTION 7.04 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 7.05 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.06 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.07 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof, except to the extent otherwise provided in the Secured Credit Documents.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(e) Each party to this Agreement waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 7.07 any special, exemplary, punitive or consequential damages.

SECTION 7.08 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 7.09 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.10 Conflicts . In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Secured Credit Documents or Loan and Notes Security Documents, the provisions of this Agreement shall control.

SECTION 7.11 Integration . This Agreement together with the other Secured Credit Documents and the Loan and Notes Security Documents represents the agreement of each of the Grantors and the Loan and Notes Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Joint Collateral Agent, any or any other Loan and Notes Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents, or the Loan and Notes Security Documents.

SECTION 7.12 Effectiveness and Termination of Collateral . This Agreement shall become effective on the execution and delivery hereof and shall remain in effect so long as the Loan and Notes Obligations are secured by the Collateral unless otherwise agreed in accordance with the terms hereof. The Joint Collateral Agent’s security interest in, and control over, the Collateral shall terminate in its entirety upon the occurrence of (i) the termination and release of all Liens on Collateral in accordance with the terms of the Initial Notes Agreement, the Credit Agreement, each Additional Loan and Notes Agreement then in effect, this Agreement, and all Loan and Notes Security Documents or (ii) the consent of each Authorized Representative and the Grantors.

SECTION 7.13 Re-execution of Agreement . This Agreement shall be re-executed at any time and from time to time, at the request of any Authorized Representative or a Joint Collateral Agent, with such changes in the form hereof (including, without limitation, changes on the cover page and adding supplemental signatures and notary statements) as may be necessary to comply with the filing or recording requirements of any jurisdiction where this Agreement is to be filed.

SECTION 7.14 Treatment of Payee or Indorsee by Joint Collateral Agent.

(a) The Joint Collateral Agent may treat the registered Loan and Notes Secured Party of any registered note, and the payee or indorsee of any note or debenture which is not registered, as the absolute owner thereof for all purposes hereunder and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.

(b) Any person, firm, corporation or other entity which shall be designated as the duly authorized representative of one or more Authorized Representatives to act as such in connection with any matters pertaining to this Agreement or any Loan and Notes Security Document or the Collateral shall present to the Joint Collateral Agent an incumbency certificate in order to demonstrate to the Joint Collateral Agent the authority of such person, firm, corporation or other entity to act as the representative of such Authorized Representatives.

SECTION 7.15 Dealings with Grantors . Upon any application or demand by the Grantors to the Joint Collateral Agent to take or permit any action under any of the provisions of this Agreement, each Grantor shall (unless otherwise waived by the Joint Collateral Agent in writing) furnish to the Joint Collateral Agent a certificate signed by an Authorized Officer stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and that a copy of such certificate has been delivered to each Authorized Representative, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or demand, no additional certificate need be furnished.

SECTION 7.16 Claims. This Agreement is made for the benefit of the Authorized Representatives on behalf of the Loan and Notes Secured Parties, and the Authorized Representatives may from time to time enforce their rights as explicit beneficiaries hereunder pursuant to the terms and conditions of this Agreement and the Loan and Notes Security Documents.

SECTION 7.17 Joinder Requirements. The Administrative Company may designate additional obligations as Additional Loan and Notes Obligations only if the incurrence of such obligations and the grant of Liens securing such obligations is permitted under each of the Credit Agreement, the Initial Notes Agreement, each Additional Loan and Notes Agreement then in effect, and this Agreement. If so permitted, the Administrative Company shall only effect such designation by:

(a) delivering to the Joint Collateral Agent and each Authorized Representative, written notice from an Authorized Officer of the Administrative Company certifying:

(i)	that the Administrative Company intends to incur additional obligations which shall constitute Additional Loan and Notes Obligations, and specifying the agreement pursuant to which such obligations will be incurred and designating such agreement as an “Additional Loan and Notes Agreement” hereunder; and

(ii)	as to the specific name and address of the Authorized Representative for such Series of Additional Loan and Notes Obligations; and

(b) causing the applicable additional Authorized Representative to execute and deliver to the Joint Collateral Agent and each Authorized Representative, a Joinder Agreement substantially in the form of Exhibit A hereto, which shall be acknowledged and approved by an Authorized Officer of each Grantor.

Each notice given by an Authorized Officer of the Administrative Company pursuant to Section 7.17(a) shall constitute a representation and warranty by the Administrative Company that the incurrence of the Additional Loan and Notes Obligations and the grant of Liens securing such obligations are permitted under each of the Credit Agreement, the Initial Notes Agreement, each Additional Loan and Notes Agreement then in effect and this Agreement. In signing a Joinder Agreement, the Joint Collateral Agent shall be entitled to rely, without inquiry or investigation, upon such representation and warranty. The Joint Collateral Agent shall not execute and deliver any Joinder Agreement unless and until such Joinder Agreement has been executed and delivered by each Grantor and the applicable additional Authorized Representative.

SECTION 7.18 Administrative Company. Each Company hereby irrevocably appoints Zayo Group, LLC as such Company’s agent and attorney-in-fact for all Companies (the “Administrative Company”), which appointment shall remain in full force and effect unless and until the Joint Collateral Agent shall have received prior written notice signed by each Company that such appointment has been revoked and that another Company has been appointed the Administrative Company. Each Company hereby irrevocably appoints and authorizes the Administrative Company to (a) provide the Joint Collateral Agent with all notices with respect to this Agreement, each Loan and Notes Security Document and each Secured Credit Document, (b) receive on behalf of such Company any notices given by the Joint Collateral Agent or by any Representative with respect to this Agreement, each Loan and Notes Security Document and each Secured Credit Document, and (c) take such action as the Administrative Company deems appropriate or reasonably necessary to carry out the purposes of this Agreement.

SECTION 7.19 Trustee Status. The parties hereto agree that the Initial Notes Authorized Representative shall be afforded all of the rights, immunities, indemnities and privileges afforded to the Trustee under the Initial Notes Agreement, including, but not limited to, those set forth in Article 7 of the Initial Notes Agreement, in connection with its execution of this Agreement and the performance of its obligations hereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agency and Intercreditor Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GRANTORS:	ZAYO GROUP, LLC By: /s/ Ken desGarennes Name: Ken desGarennes Title: Chief Financial Officer
ZAYO CAPITAL, INC. By: /s/ Ken desGarennes Name: Ken desGarennes Title: Chief Financial Officer

ZAYO COLOCATION INC.
FIBERNET TELECOM, INC.
LOCAL FIBER, LLC
AMERICAN FIBER SYSTEMS HOLDING CORP.
AMERICAN FIBER SYSTEMS, INC.
360NETWORKS HOLDINGS (USA) INC.
360NETWORKS (USA) INC.
360NETWORKS LLC
360NETWORKS ILLINOIS LLC
360NETWORKS IOWA LLC
360NETWORKS KENTUCKY LLC
360NETWORKS LOUISIANA LLC
360NETWORKS MICHIGAN LLC
360NETWORKS MISSISSIPPI LLC
360NETWORKS TENNESSEE LLC
NORTHERN COLORADO TELECOMMUNICATIONS LLC
CONTROL ROOM TECHNOLOGIES, LLC
ARIALINK TELECOM, LLC
ARIALINK SERVICES, LLC
LANSING FIBER COMMUNICATIONS, LLC
ALLEGAN FIBER COMMUNICATIONS, LLC
ZAYO FM SUB, INC.

By:	/s/ Ken desGarennes
Name: Ken desGarennes
Title: Chief Financial Officer

After the consummation of the AboveNet Acquisition:

ABOVENET, INC.
ABOVENET COMMUNICATIONS, INC.
ABOVENET OF UTAH, L.L.C.
ABOVENET OF VA, L.L.C.
ABOVENET INTERNATIONAL, INC.
MFN INTERNATIONAL, L.L.C.
MFN EUROPE FINANCE, INC.

By:	/s/ Ken desGarennes
Name: Ken desGarennes
Title: Chief Financial Officer

SUNTRUST BANK,
as Joint Collateral Agent

By:	/s/ Nicholas Hahn
Name: Nicholas Hahn
Title: Director

MORGAN STANLEY SENIOR FUNDING, INC.,
as Term Facility Administrative Agent

By:	/s/ Reagan C. Philipp
Name: Reagan C. Philipp
Title: Authorized Signatory

SUNTRUST BANK,
as Revolving Facility Administrative Agent

By:	/s/ Nicholas Hahn
Name: Nicholas Hahn
Title: Director

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Initial Notes Authorized Representative

By:	/s/ Melonee Young
Name: Melonee Young
Title: Vice President

SCHEDULE I

PAYMENT INSTRUCTIONS

[Account of Authorized Representatives to be designated in a notice given to the Joint

Collateral Agent by applicable Authorized Representative]

Schedule I

EXHIBIT A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, this “Agreement”), dated as of [            ] [    ], [            ], is made by and among [            ], as an additional Authorized Representative in its capacity as [            ] for the [            ] under that certain [            ], ZAYO GROUP, LLC and ZAYO CAPITAL, INC. (the “Companies”, and each a “Company”), the other Grantors listed on the signature pages hereof, and SUNTRUST BANK (“SunTrust”), as joint collateral agent (in such capacity, and together with any successor joint collateral agent appointed pursuant to Article VI of the Intercreditor Agreement (as defined below), the “Joint Collateral Agent”).

This Agreement is supplemental to that certain Collateral Agency and Intercreditor Agreement, dated as of July 2, 2012 (as the same may be amended, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Intercreditor Agreement”), among the Companies, the other Grantors party thereto, the Joint Collateral Agent, SunTrust, as Revolving Facility Administrative Agent (as defined in such Intercreditor Agreement), Morgan Stanley Senior Funding, Inc., as the Term Facility Administrative Agent, The Bank of New York Mellon Trust Company, N.A, as Initial Notes Authorized Representative (as defined in such Intercreditor Agreement), and each other Authorized Representative (as defined in such Intercreditor Agreement) from time to time party thereto. This Agreement has been entered into to record the accession of an additional Authorized Representative under the Intercreditor Agreement pursuant to Section 7.17 of the Intercreditor Agreement.

ARTICLE I

DEFINITIONS

SECTION 1.01 Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Intercreditor Agreement.

ARTICLE II

ACCESSION

SECTION 2.01 The additional Authorized Representative agrees to become, with immediate effect, a party to and agrees to be bound by the terms of, the Intercreditor Agreement (with all obligations thereunder) as an Authorized Representative for the [    ]. The additional Authorized Representative (a) acknowledges that it has received and reviewed a copy of the Intercreditor Agreement, (b) hereby joins and becomes a party to the Intercreditor Agreement as an “Authorized Representative” for the [            ] thereunder, (c) covenants and agrees (i) to be bound by all covenants, agreements, representations, warranties and acknowledgements attributable to each “Authorized Representative” under the Intercreditor Agreement, as if made by, and with respect to it, and (ii) to perform all obligations required of the “Authorized Representative” under the Intercreditor Agreement, and (d) agrees in its capacity as Authorized Representative for [    ] that it and each [            ] will be bound by the terms applicable to the “Loan and Notes Secured Parties” in the Intercreditor Agreement.

Exhibit A

By acceptance of the benefits of the Intercreditor Agreement and the Loan and Notes Security Documents, the Authorized Representative, on behalf of itself and each [            ] (whether or not a signatory hereto) (i) consents to the appointment of the Joint Collateral Agent as collateral agent under the Intercreditor Agreement and (ii) confirms that the Joint Collateral Agent shall have the authority to act as the agent of such Authorized Representative and each such [            ], in accordance with the terms of the Intercreditor Agreement, for the enforcement of remedies under the Loan and Notes Security Documents. The additional Authorized Representative represents and warrants to the Joint Collateral Agent that it has been authorized by the [            ] party to [            ] to execute this Joinder Agreement on behalf of the [            ].

SECTION 2.02 The additional Authorized Representative confirms that its address details for notices pursuant to the Intercreditor Agreement are as follows: [            ], [            ], Attention: [    ], (Fax: [            ]).

SECTION 2.03 In reliance on the representations and warranties made by the Grantors pursuant to Section 7.17 of the Intercreditor Agreement, each party to the Intercreditor Agreement (other than the additional Authorized Representative) confirms the acceptance of the additional Authorized Representative as an Authorized Representative for purposes of the Intercreditor Agreement.

SECTION 2.04 [            ] is acting in the capacity of Authorized Representative solely for the Additional Loan and Notes Secured Parties under [            ] and acknowledges that it has the authority to bind such Additional Loan and Notes Secured Parties to the terms and conditions of the Intercreditor Agreement. The additional Authorized Representative hereby agrees (on behalf of itself and all Loan and Notes Secured Parties for which it acts as Authorized Representative) to comply with the terms of the Intercreditor Agreement.

ARTICLE III

MISCELLANEOUS

SECTION 3.01 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof, except to the extent otherwise provided in the Secured Credit Documents.

SECTION 3.02 This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

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Exhibit A

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZAYO GROUP, LLC,
as Grantor

By:
Name:
Title:

ZAYO CAPITAL, INC.,
as Grantor

By:
Name:
Title:

Exhibit A

ZAYO COLOCATION INC.
FIBERNET TELECOM, INC.
LOCAL FIBER, LLC
AMERICAN FIBER SYSTEMS HOLDING CORP.
AMERICAN FIBER SYSTEMS, INC.
360NETWORKS HOLDINGS (USA) INC.
360NETWORKS (USA) INC.
360NETWORKS LLC
360NETWORKS ILLINOIS LLC
360NETWORKS IOWA LLC
360NETWORKS KENTUCKY LLC
360NETWORKS LOUISIANA LLC
360NETWORKS MICHIGAN LLC
360NETWORKS MISSISSIPPI LLC
360NETWORKS TENNESSEE LLC
NORTHERN COLORADO TELECOMMUNICATIONS LLC
CONTROL ROOM TECHNOLOGIES, LLC
ARIALINK TELECOM, LLC
ARIALINK SERVICES, LLC
LANSING FIBER COMMUNICATIONS, LLC
ALLEGAN FIBER COMMUNICATIONS, LLC
ABOVENET OF UTAH, L.L.C.
ABOVENET OF VA, L.L.C.
MFN INTERNATIONAL, L.L.C.
ABOVENET, INC.
ABOVENET COMMUNICATIONS, INC.
ABOVENET INTERNATIONAL, INC.
MFN EUROPE FINANCE, INC.

By:
Name: Ken desGarennes
Title: Chief Financial Officer, Treasurer

Exhibit A

[ ],
as Authorized Representative

By:
Name:
Title:

SUNTRUST BANK, as Joint Collateral Agent

By:
Name:
Title:

Exhibit A